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                                                                      Exhibit 23




                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 dated May 30, 2003) pertaining to The Gorman-Rupp Company 401(k) Plan of our reports (a) dated January 31, 2003, with respect to the consolidated financial statements of The Gorman-Rupp Company incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2002, and (b) dated June 18, 2002, with respect to the financial statements and schedules of The Gorman-Rupp Company 401(k) Plan included in its Annual Report (form 11-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.



                                               /s/ Ernst & Young LLP


Cleveland, Ohio
May 30, 2003